AMENDATORY AGREEMENT

         THIS AGREEMENT (the "Amendment") is made as of March 6, 2001, by and between American Home Products Corporation, a Delaware corporation (the "Company") and John R. Stafford ("Executive").

         WHEREAS, the Executive and the Company entered into a Severance Agreement dated as of July 31, 1998 (the "Severance Agreement"), pursuant to which the Executive would be entitled to certain severance benefits in the event his employment is terminated under certain circumstances following the occurrence of a Change in Control (as defined in the Severance Agreement;

         WHEREAS, the Executive and the Company, concurrently with the execution of this Agreement, are entering into an agreement regarding the terms and conditions of the Executive's current and future employment and of the Executive's eventual retirement from his employment with the Company (the "2001 Agreement");

         WHEREAS, the parties desire to amend the Severance Agreement to be in accordance with the terms of the 2001 Agreement, and pursuant to Section 8 of the Severance Agreement, the Severance Agreement may only be amended by written document executed by the Executive and such officer as may be specifically designated by the board of directors of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 8 of the Severance Agreement, the parties hereby agree as follows:

     1. Section 1 of the Severance Agreement is amended by inserting at the end of such section the following sentence:

         "For the avoidance of doubt, this Agreement shall terminate on the Transition Date (as such term is defined in that certain agreement entered into by and between Executive and the Company dated as of March 6, 2001 (the "2001 Agreement")."

2. Section 13 of the Severance Agreement is amended by deleting the first and second sentences of such section in their entirety and replacing them with the following (additions in italics for purposes of clarification of amendment):

         "Except for the 2001 Agreement, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. Except for the 2001 Agreement, this Agreement constitutes the entire understanding between the parties with respect to Executive's severance pay in the event of a termination of Executive's employment with the Company, superseding all negotiations, prior discussions and preliminary agreements, written or oral, concerning said severance pay; provided, however, that any payments or benefits provided in respect of severance, or indemnification for loss of employment, pursuant to any severance, employment or similar agreement between the Company or any of its subsidiaries and Executive, or as required by applicable law outside the United States, other than any payments or benefits provided for under the 2001 Agreement, shall reduce any payments or benefits provided pursuant to this Agreement, except that the payments or benefits provided pursuant to this Agreement shall not be reduced below zero.

     2. Except as expressly amended hereby, the terms and conditions of the Severance Agreement shall continue in full force and effect.

     3. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State.

     4. This Amendment may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                            AMERICAN HOME PRODUCTS CORPORATION

                                            By: /s/ Louis L. Hoynes, Jr.
                                            Title:  Executive Vice President
                                                      and General Counsel
                                            Name:   Louis L. Hoynes, Jr.



                                            EXECUTIVE:
                                            /s/ John R. Stafford
                                            --------------------------
                                            John R. Stafford